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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                CONTACT:

VALHI, INC.                           Bobby D. O'Brien
Three Lincoln Centre                  Vice President and Chief Financial Officer
5430 LBJ Freeway, Suite 1700          (972) 233-1700
Dallas, Texas 75240-2697


                   VALHI DECLARES INCREASED QUARTERLY DIVIDEND



         DALLAS, TEXAS . . . February 24, 2005 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared an increase in its regular quarterly dividend to ten cents ($0.10) per share on its common stock, payable on March 31, 2005 to stockholders of record at the close of business on March 14, 2005.

         Valhi, Inc. is engaged in the titanium dioxide pigments, component products (precision ball bearing slides, security products and ergonomic computer support systems), titanium metals products and waste management industries.

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